UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2006

Power Integrations, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-23441	94-3065014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5245 Hellyer Avenue

San Jose, California 95138-1002

(Address of principal executive offices)

(408) 414-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 14, 2006, Power Integrations formally notified The Nasdaq Stock Market that it would not be able to file with the Securities and Exchange Commission its Annual Report on Form 10-K for its fiscal year ended December 31, 2005, and its Quarterly Reports on Form 10-Q for the first three quarters of 2006, by December 18, 2006, as required to continue its listing on the Nasdaq Global Market. The failure originally to timely file the these documents with the SEC was a violation of Marketplace Rule 4310(c)(14). The Nasdaq Stock Market had granted Power Integrations an extension to file these documents with the Securities and Exchange Commission until December 18, 2006.

On December 15, 2006, The Nasdaq Stock Market notified Power Integrations that its common stock will be delisted from the Nasdaq Global Market at the opening of the market on December 19, 2006.

Power Integrations announced the impending delisting by press release on December 15, 2006. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated December 15, 2006, Announcing the Impending Delisting of Power Integrations’ Common Stock From the Nasdaq Global Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

By:	/s/ Rafael Torres
Name:	Rafael Torres
Title:	Chief Financial Officer

Dated: December 15, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated December 15, 2006, Announcing the Impending Delisting of Power Integrations’ Common Stock From the Nasdaq Global Market.